Exhibit 21

International Paper Company (NY)
Subsidiaries and Joint Ventures (Majority Owned)
as of December 31, 2019

Name	Jurisdiction
Balsa Forests LLC	Delaware
Basswood Forests IIA LLC	Delaware
Basswood Forests LLC	Delaware
Branigar Organization, Inc., The	Illinois
Carton y Papel Reciclado, S.A.	Spain
Cartonajes International, S.L.	Spain
Cartonajes Union S.L.	Spain
Cartonnerie de Martinique SAS	France
Certified Forest Management LLC	Delaware
CircleTree Insurance Company	Vermont
CMCP - INTERNATIONAL PAPER S.A.S.	Morocco
Commercial Realty & Properties LLC	Delaware
Comptoir des Bois de Brive SAS	France
Creapack PLV	France
Dogal Kagit Hammaddeleri Sanayi ve Ticaret Limited Sirketi	Turkey
EM Xpedx, S.A. De C.V.	Mexico
Embacorp - Soluções em Embalagens de Papel Ltda.	Brazil
Emballages Laurent SAS	France
English Oak LLC	Delaware
Envases Antonio Grau, S.A.	Spain
Envases Grau, S.L.	Spain
Federal Forestlands Inc.	Delaware
Haig Point, Inc.	Delaware
I.P. CONTAINER HOLDINGS (SPAIN) S.L.	Spain
Instituto International Paper	Brazil
International Paper - Comércio de Papel e Participações Arapoti Ltda.	Brazil
International Paper - Kwidzyn Sp. Z O.O.	Poland
International Paper (Asia) Limited	Hong Kong
International Paper (Deutschland) GmbH	Germany
International Paper (Europe) S.à r.l.	Luxembourg
International Paper (India) Private Limited	India
International Paper (New Zealand) Limited	New Zealand
International Paper (Poland) Holding sp. z o.o.	Poland
International Paper (UK) Limited	Scotland
International Paper Agroflorestal Ltda.	Brazil
International Paper Asia Limited (Branch Office)	Korea
International Paper Benelux SPRL	Belgium
International Paper Cabourg SAS	France
International Paper Canada Pulp Holdings ULC	Alberta
International Paper Cartones Ltda.	Chile
International Paper Cartovar, S.A.	Portugal
International Paper Cellulose Fibers (Poland) sp. z o.o.	Poland
International Paper Cellulose Fibers Sales Sàrl	Switzerland
International Paper Company Employee Relief Fund	New York
International Paper Company Foundation	New York
International Paper Company Limited	England & Wales
International Paper Container (France) Holding SAS	France
International Paper CTA (Mexico), S.A. de C.V., SOFOM, E.N.R.	Mexico

Exhibit 21

International Paper Company (NY)
Subsidiaries and Joint Ventures (Majority Owned)
as of December 31, 2019

Name	Jurisdiction
International Paper Czech Republic, s.r.o.	Czech Republic
International Paper Distribution (Shanghai) Limited	China
International Paper do Brasil Ltda.	Brazil
INTERNATIONAL PAPER DUTCH SERVICES B.V.	Netherlands
International Paper Embalagens da Amazônia Ltda.	Brazil
International Paper Export Sales, Inc.	Delaware
International Paper Exportadora Ltda.	Brazil
International Paper Financial Services, Inc.	Delaware
International Paper France SAS	France
International Paper Global Cellulose Fibers Holdings S.à r.l.	Luxembourg
International Paper Group (UK) Limited	England & Wales
International Paper Holdings (Luxembourg) S.à r.l.	Luxembourg
International Paper Hungary Kereskedelmi Kft.	Hungary
International Paper Investment (Shanghai) Co., Ltd.	China
International Paper Investment (Shanghai) Co., Ltd., Guangzhou Branch	China
International Paper Investments (France) S.A.S	France
International Paper Investments (Luxembourg) S.à r.l.	Luxembourg
International Paper Italia Srl	Italy
International Paper Japan Limited	Japan
International Paper Madrid Mill, S.L.	Spain
International Paper Manufacturing & Distribution Limited	Hong Kong
International Paper Mexico Company, S. de R.L. de C.V.	Mexico
International Paper Montblanc, S.L.	Spain
International Paper Nordic Sales Company Oy	Finland
International Paper Papiers de Bureau SARL	France
International Paper Peru S.R.L.	Peru
International Paper Polska Sp. z o.o.	Poland
International Paper Professional Services Corporation	Delaware
International Paper Russia Holding B.V.	Netherlands
International Paper S.A.	France
International Paper Saint-Amand	France
International Paper Switzerland GmbH	Switzerland
International Paper Trading (Shanghai) Limited	China
International Paper Ukraine SE	Ukraine
IP Belgian Services Company SRL	Belgium
IP Canada Holdings Limited	Canada
IP Cartones Y Corrugados, S. de R.L. de C.V.	Mexico
IP CBPR Properties 2 LLC	Delaware
IP CBPR Properties LLC	Delaware
IP Celimo SAS	France
IP Commercial Properties LLC	Delaware
IP Corporate Management (Shanghai) Co. Ltd.	China
IP Eagle LLC	Delaware
IP East Holding (Singapore) Pte. Ltd.	Singapore
IP Forest Resources Company	Delaware
IP Foret Services	France
IP International Holdings, Inc.	Delaware
IP Investment (Brazil) S.a r.l.	Luxembourg
IP Mexico Holdings S.à r.l.	Luxembourg

Exhibit 21

International Paper Company (NY)
Subsidiaries and Joint Ventures (Majority Owned)
as of December 31, 2019

Name	Jurisdiction
IP Mineral Holdings LLC	Delaware
IP Papers Holding S.a r.l.	Luxembourg
IP Petroleum LLC	Delaware
IP Realty Holdings LLC	Delaware
IP Singapore Holding Pte. Ltd.	Singapore
IP Timberlands Operating Company, Ltd.	Texas
IP-35, Inc.	Delaware
Joshua Tree Forests LLC	Delaware
Juniper Forests LLC	Delaware
Lacebark LLC	Delaware
Lake Superior Land Company	Delaware
Longleaf Insurance Company	Tennessee
Lost Creek, Inc.	Delaware
Med Packaging SARL	Morocco
Northwest Pines, Inc.	Delaware
Olmuksan International Paper Ambalaj Sanayi ve Ticaret Anonim Sirketi	Turkey
Papeteries d'Espaly SAS	France
Piper LLC	Delaware
Przedsiebiorstwo Produkcyjno-Handlowe "Tor-Pal" Spolka z Ograniczona Odpowiedzialnoscia	Poland
Red Bird Receivables, LLC	Delaware
Sabine River & Northern Railroad Company	Texas
Societe Guadeloupeenne de Carton Ondule SAS	France
Societe Mauritanienne de Cartons - SOMACAR, S.A.	Mauritania
Societe Mediterraneenne d'Emballages SAS	France
Societe Normande de Carton Ondule SAS	France
SP Forests L.L.C.	Delaware
Supplier Finance Company, LLC	Delaware
Sustainable Forests L.L.C.	Delaware
Sycamore Forests LLC	Delaware
Temple Associates LLC	Texas
Timberlands Capital Corp. II, Inc.	Delaware
Timberlands Capital Corp. III, Inc.	Delaware
TIN Intermediate, LLC	Delaware
TIN Land Financing, LLC	Delaware
TIN Timber Financing, LLC	Delaware
U. C. Realty LLC	Delaware
Velarium Oy Ab	Finland
ZAO International Paper	Russia
ZAO Tikhvinsky Komplexny Lespromokhoz	Russia